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                                                       Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-1 of our report dated May 28, 1999, relating to the consolidated financial statements of MidAmerican Realty Services Company, of our report dated June 30, 1999, relating to the consolidated financial statements of J.C. Nichols Real Estate, of our report dated July 2, 1999, relating to the financial statements of HOME Real Estate Company of Omaha, of our report dated July 13, 1999, relating to the financial statements of HomeServices.Com Inc., of our report dated July 14, 1999, relating to the financial statements of Paul Semonin Company, and of our report dated August 27, 1999, relating to the consolidated financial statements of Roy H. Long Realty Co., Inc., which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.


                                        /s/ PricewaterhouseCoopers LLP
                                        -------------------------------------
                                            PricewaterhouseCoopers LLP


Kansas City, Missouri

September 17, 1999